EXHIBIT 3.2
                                   BY-LAWS OF
                                 TELEMEDIX, INC.
                            (A DELAWARE CORPORATION)

                                    ARTICLE 1
                                     OFFICES

The principal office of the Corporation shall be in the State of New Mexico, and shall be initially located at 10400 Academy NE, Suite 110, Albuquerque, New Mexico 87111. The Corporation may have such other offices, either within or without the State of New Mexico as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II
                                  SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the Shareholders shall be held on thee second Wednesday in the month of September in each year, beginning with the year 2001 at the hour of 10:00 o'clock A.M. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of New Mexico such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated above for any annual meeting of the Shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

SECTION 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of New Mexico, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of New Mexico, unless otherwise prescribed by statute as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the place of the principal office of the Corporation.



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SECTION 4. Notice of Meeting.  Written  notice stating the place day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute be delivered not less than seven (7) not more than fifteen (15) days before the date of the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the Shareholder at his (or her) address as it appears on the stock transfer books of the Corporation with the correct postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record. For purposes of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders, or any adjournment thereof or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose the board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of Shareholders such date in any case to be no more than thirty
(30) days and, in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted as the case may be shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.



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SECTION 7.  Quorum.  A Majority  of the  outstanding  shares of the  Corporation entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact
business   until   adjournment,   notwithstanding   the   withdrawal  of  enough
Shareholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of Shareholders, a Shareholder may vote in person, or by proxy executed in writing by the Shareholder, or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at any time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons that need to participate at such meeting can hear each other and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

SECTION 10. Voting of Shares by Certain Shareholders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe or in the absence of such provision as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by that person either in person or by proxy without a transfer of such shares into his (or her) name. Shares standing in the name of a trustee may be voted by him (or her) either in person or by proxy but no trustee shall be entitled to vote shares held by him (or her) without a transfer of such shares into his (or her) own name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without a transfer thereof into his (or her) name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge; and thereafter the pledge shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.


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SECTION 11. Informal Action by Shareholders.  Unless otherwise  provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications. The Board of Directors shall fix the number of Directors of the Corporation, but in no event shall be less than three (3), nor more than seven (7), without a specific amendment to these By-Laws. Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the Shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings. Special Meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice. Notice of annual or special meeting shall be given at least one (1) day previous thereto by written notice delivered personally by facsimile, telegram, e-mail, or by U.S. mail (priority delivery if required to arrive in time) to each Director at his (or her) business or other prescribed mailing address. If mailed, such notice shall be deemed to be delivered when it has been timely deposited in the United States Mail so addressed and with correct postage thereon prepaid. If notice be given by facsimile or by other tele-phonic or tele-graphic means, such notice shall be deemed to be delivered when such has been in-coded by whatever electronic device is used for its transmission. Any of the Directors may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.



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SECTION 6. Quorum.  A majority of the number of Directors  fixed by SECTION 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken shall be signed before such action by all the Directors.

SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the Shareholders.

SECTION 10. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

SECTION 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors, at which action of any corporate matter is taken, shall be presumed to have assented to the action taken unless his (or her) dissent shall be entered into the minutes of the meeting or unless he (or she) shall file his (or her) written dissent to such action with the person acting as the Secretary of the meeting before the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. Number. The Officers of the Corporation to be elected by the Board of Directors shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except for the offices of President and Secretary, which may not be held by the same person. Officers may be Directors or Shareholders of the Corporation.


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SECTION 2. Election and Term of Office.  The Officers of the  Corporation  to be
elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his (or her) successor shall have been duly elected and shall have qualified or until his (or her) death, or until he (or she) shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent may be removed from his (or her) office by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term of such office.

SECTION 5. President. The President shall be the principal executive officer of the corporation (sometimes referred to as the "Chief Executive Officer" or "CEO"); and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors, unless there is an elected Chairman of the Board of Directors separate from the President, in which case the Chairman shall preside. He may sign, with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these By-Laws to some other officer or agent of the Corporation; or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. Vice President. In the absence of the President, or in event of his (or her) death, inability or refusal to act, the Vice President shall perform the duties of the President, as above prescribed; and when so acting, shall have all the powers of, and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President, or by the Board of Directors. If there is more than one Vice President, each Vice President shall succeed the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having the first rank.


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SECTION 7. Secretary.  The Secretary  shall: (a) keep the minutes of any and all meetings and proceedings of the Shareholders and the Board of Directors in one or more Minute Book[s] provided for such purposes; (b) see that all notices are duly given in accordance with the provisions of these By-Laws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each and all the Shareholders, which shall be furnished to the Secretary by each such Shareholder (to include the Social Security number of each, if voluntarily given); (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of the Secretary an such other duties as from time to time may be assigned to him (or her) by the President or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other such depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him (or her) by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented form receiving such salary by reason of the fact that he (or she) is also a Director of the Corporation.

                                    ARTICLE V
                                    INDEMNITY

The Corporation shall indemnify its Directors, Officers and Employees as follows:

(a)  Every  Director,   Officer,   or  Employee  of  the  Corporation  shall  be
     indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him (or her) in connection with any proceeding to which he (or she) may be made a party, or in which he (or she) may become involved, by reason of his (or her) being or having been a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Employee or Agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof whether or not he (or she) is a Director, Officer, Employee or Agent of the Corporation at the time such expenses are incurred: except in such cases wherein the Director, Officer, or Employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his (or her) duties to the Corporation; provided that, in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b) The Corporation shall provide to any person who is or was a Director, Officer, Employee or Agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, Employee or Agent of the Corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses or suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V of these By-Laws.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any Officer or Officers, Agent or Agents, to enter into any contract or execute and deliver any instrument in the name of and one behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution by the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, Agent or Agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time select.



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                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. The Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary of the Corporation or by such other Officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his (or her) attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Provided, however, that upon any action undertaken by the Shareholders to elect "S Corporation" status pursuant to Section 1362 of the Internal Revenue Code and upon any Shareholders agreement thereto restricting transfer of said shares so as to disqualify said "S Corporation" status said restriction on transfer shall be made a part of the By-Laws of the Corporation so long as said agreement is in force and effect.

                                  ARTICLE VIII
                                   FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of July of each year and end on the 30th day of June of each year, beginning in the year, 2001.

                                   ARTICLE IX
                                    DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Corporation's Articles of Incorporation.



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                                    ARTICLE X
                                 CORPORATE SEAL

The Board of Directors shall approve the form for a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation (in this case, Delaware), and the words, "Corporate Seal".

                                   ARTICLE XI
                                WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE XII
                                   AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board.

                                  ARTICLE XIII
                                VOTING OF SHARES

Noting the absence of certain desired limitations placed on the voting of the shares of the common stock of the Corporation in its Articles of Incorporation filed with the Secretary of Statement, State of Delaware, this Article shall govern such voting as follows: Cumulative voting of stock shares is NOT authorized. Further, preemptive rights are NOT granted to the holders of the shares of common stock of the Corporation.

                                   ARTICLE XIV
                         ADOPTION BY BOARD OF DIRECTORS

These By-Laws are certified to have been adopted by the Board of Directors of the Corporation at its Organization Meeting on the 23rd day of September, 2000.


/s/George A. Dawes
-------------------------------
George A. Dawes, Secretary